EXHIBIT 5.1

                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP

                                  [LETTERHEAD]



                                 September 10, 2001
First Southern Bancorp
101B South Zetterower Avenue
Statesboro, Georgia  30458

                  Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:


         We have acted as counsel to First Southern Bancorp (the "Company") in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933, covering the offering of up to 1,000,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share and warrants (the "Warrants") to purchase up to 495,333 shares issuable upon the exercise of warrants. In connection therewith, we have examined such corporate records, certificates of public officials, and other documents and records as we have considered necessary or proper for the purpose of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.



         The opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws.



         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement (in the form declared effective by the Securities and Exchange Commission), and in the case of the shares of common stock to be issued upon exercise of the Warrants, upon exercise of such Warrants and payment of the exercise prices thereof to the Company in accordance with their terms will be legally issued, fully paid and non-assessable.


         This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                            NELSON MULLINS RILEY & SCARBOROUGH

                                            By: /s/ Neil E. Grayson
                                               ---------------------------------
                                                     Neil E. Grayson